As filed with the Securities and Exchange Commission on March 17, 2022

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT SECURITIES ACT OF 1933

VYNE THERAPEUTICS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware		45-3757789
(State or Other Jurisdiction of Incorporation or Organization)		(I.R.S. Employer Identification No.)

520 U.S. Highway 22, Suite 204 Bridgewater, New Jersey (Address of principal executive offices)		08807 (Zip code)
2018 Omnibus Incentive Plan (Full title of the plan)

Mutya Harsch Chief Legal Officer and General Counsel VYNE Therapeutics Inc. 520 U.S. Highway 22, Suite 204 Bridgewater, New Jersey 08807 (Name and address of agent for service) (800) 775-7936
(Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Andrea L. Nicolas, Esq. Skadden, Arps, Slate, Meagher & Flom LLP One Manhattan West New York, New York 10001 Tel: (212) 735-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☒.

Proposed sale to take place as soon after the effective date of the registration statement as awards under the 2018 Omnibus Incentive Plan are exercised and/or vest.

REGISTRATION OF ADDITIONAL SECURITIES

VYNE Therapeutics Inc. (formerly Menlo Therapeutics Inc., the “Company”) filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (File No. 333-222758) on January 29, 2018 relating to shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), to be offered and sold under the 2018 Omnibus Incentive Plan (the “2018 Plan”). The Company is hereby registering an additional 750,000 shares of Common Stock issuable under the 2018 Plan, none of which have been issued as of the date of this Registration Statement.

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S-8

Pursuant to Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on January 29, 2018 (File No. 333-222758) is incorporated by reference herein.

EXHIBIT INDEX

Exhibit No.		Incorporated by Reference			Filed Herewith
	Description	Form	Date	Number
4.1	Amended and Restated Certificate of Incorporation.	10-K	March 17, 2022	3.1
4.2	Amended and Restated Bylaws.	8-K	September 8, 2020	3.2
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.				X
23.1	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm of VYNE Therapeutics Inc.				X
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1).				X
24.1	Power of Attorney (included on signature page).				X
99.1(a)#	2018 Omnibus Incentive Plan.	S-1/A	January 12, 2018	10.5(a)
99.1(b)#	Form of Stock Option Grant Notice and Stock Option Agreement under the 2018 Equity Incentive Plan.	S-1/A	January 12, 2018	10.5(b)
99.1(c)#	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Agreement under the 2018 Equity Incentive Plan.	10-K	March 4, 2021	10.11(c)
107	Filing Fee Table.				X

#Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bridgewater, State of New Jersey, on the 17th day of March, 2022.

By:	/s/ David Domzalski
David Domzalski
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Domzalski and Mutya Harsch, jointly and severally, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to the registration statement), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Capacity	Date
/s/ David Domzalski
David Domzalski	President, Chief Executive Officer, and Director (Principal Executive Officer)	March 17, 2022
/s/ Tyler Zeronda
Tyler Zeronda	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	March 17, 2022
/s/ Sharon Barbari
Sharon Barbari	Director	March 17, 2022

/s/ Steven Basta
Steven Basta	Director	March 17, 2022

/s/ Anthony Bruno
Anthony Bruno	Director	March 17, 2022

/s/ Patrick LePore
Patrick LePore	Director	March 17, 2022

/s/ Elisabeth Sandoval
Elisabeth Sandoval	Director	March 17, 2022